UNIFIED SCHOOL DISTRICT NO. 500,
                         WYANDOTTE COUNTY, KANSAS

            ENGINEERING, PROCUREMENT AND CONSTRUCTION AGREEMENT


SUBCONTRACTOR: LIGHTING TECHNOLOGY SERVICES, INC.

SCOPE:              LIGHTING

ADDRESS:       1715 E. Wilshire Ave., Suite 724
               Santa Ana, CA 92705


TELEPHONE:     714/550-7223     CA CONTRACTORS LICENSE NO. 675901
FAX:           714/550-7226


This Engineering, Procurement and Construction Agreement (this "Agreement") is made effective as of March 31, 1998, by and between Onsite Energy Corporation, a Delaware corporation having its principal offices at 701
Palomar Airport Road, Suite 200, Carlsbad, CA 92009 ("Onsite"), and Lighting Technology Services, Inc., a California corporation having its principal place of business at 1715 East Wilshire Avenue, Suite 724, Santa Ana CA 92705 ("Subcontractor").

SECTION 1. STATEMENT OF WORK. In exchange for the consideration set forth in Section 3 below, Subcontractor agrees to furnish all materials, labor, tools, equipment and supplies necessary to perform all of the work set forth in EXHIBIT 1 attached hereto (the "Work") for the energy efficiency project (the "Project") being implemented by Onsite at the facilities set forth on EXHIBIT 2 attached hereto (the "Premises") for Unified School District No. 500, Wyandotte County, Kansas ("Customer"), all in accordance with the Contract Documents, which mean and include (i) this Agreement and all exhibits, schedules and amendments hereto; (ii) the scope of the Work attached hereto as EXHIBIT 1; and (iii) any final plans and specifications as modified and approved by Onsite, Customer and Subcontractor.

SECTION 2. PREVAILING WAGE. To the extent required by law, all Work shall be performed in compliance with applicable prevailing wage laws, including as set forth in the General Decision No. KS970012 for Wyandotte County, Kansas, as the same may be amended or updated from time to time, a copy of which is attached hereto as EXHIBIT 3, or other applicable state prevailing wage determinations; provided, however, that by attaching a copy of the same, nothing herein shall be deemed to relieve Subcontractor of its obligation to pay prevailing wages in accordance with any other trade rate determination if the Work requires the same. If requested by Onsite, Subcontractor shall provide Onsite with certified copies of Subcontractor's payroll.

SECTION 3. PAYMENTS. Onsite agrees to pay Subcontractor for the materials furnished and the Work performed in accordance with this Agreement the sum of One Million Six Hundred Thousand Thirty-Three Dollars ($1,600,033), which amount includes all applicable sales and other taxes, and all applicable permit and license fees and costs (as applicable, the "Contract Price"). Unless otherwise instructed by Onsite, Subcontractor shall initiate the Work upon receipt from Onsite of a written notice to proceed (the "Notice to Proceed").

Onsite shall pay Subcontractor for the Work in accordance with the Project Milestone Schedule below. Upon Completion (as defined below) of the applicable portion of the Work in accordance with the Project Milestone Schedule below, Subcontractor shall furnish Onsite a detailed invoice (each an "Invoice") for such Work, accompanied by such substantiating data as Onsite and/or Customer may reasonably require, including vendors and subcontractor's lien releases and invoices. Onsite shall pay Subcontractor the amount of each Invoice in accordance with the Project Milestone Schedule below. Any Invoice not paid in accordance therewith shall be deemed delinquent and shall bear interest from the date of such invoice at the rate of prime plus two percent (2%) per month until paid in full. Such interest shall not exceed the maximum rate permitted by law.

Upon Final Acceptance, as defined below, Subcontractor shall provide to Onsite an invoice (the "Final Invoice") (i) summarizing and reconciling all previous payments on Invoices; and (ii) setting forth all amounts due and owing by Onsite to Subcontractor for work performed by Subcontractor per a Contract Change Order (as defined below) ("Contract Change Order Work"). Within thirty (30) days of the receipt and approval of the Final Invoice by Onsite, Onsite shall pay Subcontractor (i) the remaining balance, if any, of the Contract Price due and owing to Subcontractor; and (ii) any amounts due and owing for Contract Change Order Work (the "Final Payment").

Payments will be made to Subcontractor in accordance with the following Project Milestone Schedule within five (5) business days of Onsite's receipt of any requisite corresponding payment from Customer:

1.   Upon receipt of the Notice to Proceed             $480,009.90
     (30% of the Contract Price)

1. Monthly progress payments based on the percentage $960,019.80 of the Work completed up to 90% of the Work
     (60% of the Contract Price)

3. Upon Final Acceptance (as defined below) by Customer $160,003.30 of the Work (10% of the Contract Price)

                              CONTRACT PRICE:      $1,600,033.00

Subcontractor acknowledges that Onsite previously issued Purchase Order No. 5KCKSD-001 to Walters Wholesale Electric Co. ("Walters") in the amount of Six Hundred Seventy-Two Thousand Seven Hundred Seventy-Three Dollars ($672,773) for the purchase of certain equipment and materials for the Project (the "PO"). Onsite may (and currently intends to) assign the PO to Subcontractor and increase the Contract Price accordingly (to reflect the outstanding balance on the PO (that is, the above amount less any amounts paid by Onsite to Walters under the PO) at the time of assignment), and Subcontractor hereby agrees to accept such assignment and upon such assignment, assumes all liabilities thereunder, agrees to make all payments required under the PO, and agrees to indemnify and hold harmless Onsite from and against any and all liabilities and obligations under, arising out of or associated with the PO. Upon assignment of the PO, the payments set forth in the Project Milestone Schedule above shall be revised on a pro rata basis to include the outstanding balance of the PO.

"Acceptance" is contingent upon successful completion of some or all of the Work, as applicable ("Completion"), including but not limited to a post-installation inspection of the Work by Onsite, at Onsite's option, and the execution by Customer and Subcontractor of an Interim Certificate of Completion and Acceptance (substantially in the form attached hereto as
EXHIBIT 4 and incorporated herein) or other form of written evidence from Customer of its acceptance of the applicable portion of the Work, accompanied by documented evidence (in the form of lien releases and similar documents), as applicable and at Onsite and/or Customer's option, that all Subcontractor's obligations to laborers, subcontractors, materialmen and others who have Mechanics Lien Rights or other legal claims related to the Project have been satisfied. "Final Acceptance" shall be deemed to occur upon execution by Customer and Onsite of any form of written evidence from Customer of its final acceptance of the Work.

SECTION 4. SCOPE OF AGREEMENT. Subcontractor certifies and agrees that Subcontractor is fully familiar with all terms, conditions and obligations of the Contract Documents, the location of the Project, and the conditions under which the Work is to be performed, and that Subcontractor enters into this Agreement based upon Subcontractor's investigation of all such matters and is in no way relying upon any opinions or representations of Onsite or Customer regarding the same; provided, however, that Onsite acknowledges that Subcontractor presented its bid for the Project based on the scope of the Work as provided to Subcontractor by Onsite. It is also agreed and understood that Subcontractor has relied on manufacturer's information and specifications for equipment and that Subcontractor will not be bound by any misrepresentations or falsities pertaining to the information provided by such manufacturers. It is further agreed that Contract Documents are incorporated in this Agreement by this reference, with the same force and effect as if the same were set forth at length herein, and that Subcontractor and its subcontractors will be and are bound by any and all of said Contract Documents insofar as they relate in any part or in any way, directly or indirectly, to the Work covered by this Agreement. Additionally, Subcontractor agrees to comply with any security, and health and safety, requirements of Customer applicable to the performance of the Work.

SECTION 5. CLEAN-UP. Clean-up of Subcontractor and its subcontractors' waste materials and refuse will be the full responsibility of the Subcontractor. If Subcontractor fails to assume this responsibility, then said clean-up work will be performed by Onsite and the Contract Price reduced by an amount equal to the cost to Onsite of the same.

SECTION 6. CHANGES IN THE WORK. It is the expressed intent of this Agreement that Subcontractor perform the Work acting as a "turnkey" provider of goods and services with full expectations that changes in the scope of the Work necessitating pricing changes, or relaxation in requirements as provided herein, will not be required. Subcontractor shall adhere strictly to the Contract Documents unless a change therefrom is authorized in writing by Onsite (a "Contract Change Order," substantially in the form attached hereto as EXHIBIT 5). The parties acknowledge that the Contract Price includes some allocation of funds for scope change contingencies, and therefore Subcontractor hereby agrees (i) to make any and all changes, furnish the materials and perform the Work that Onsite may require under a Contract Change Order but for which Onsite receives no additional compensation from Customer at Subcontractor's direct costs only; and (ii) to make any and all changes, furnish the materials and perform the Work that Onsite may require under a Contract Change Order but for which Onsite receives additional compensation from Customer for Subcontractor's direct costs plus a gross profit margin of 14.8%, unless otherwise agreed by Subcontractor and Onsite.

SECTION 7. TIME AND MANNER OF PERFORMANCE. Subcontractor shall commence performance of this Agreement forthwith upon receipt of the Notice to Proceed and shall furnish all materials, labor, tools, equipment and supplies necessary for the performance of this Agreement in a proper, efficient and workmanlike manner. Subcontractor shall execute the Work undertaken in a prompt and diligent manner so as to promote the general progress of the entire design, construction and start-up, and shall not, by delay or otherwise, interfere with or hinder the work of Onsite or any other subcontractor. Subcontractor agrees to conduct all work in a manner which minimizes disruption to Customer's education program and business operations.

SECTION 8. SUBSTANTIAL COMPLETION AND LIQUIDATED DAMAGES. Subcontractor shall achieve substantial completion of the Work (that is, Completion of ninety percent (90%) or more of the Work) ("Substantial Completion"), as evidenced by the execution of some form of written documentation by Customer (and acceptable to Onsite) of its agreement of Substantial Completion, not later than November 30, 1998 (the "Substantial Completion Date"). In the event Subcontractor does not achieve Substantial Completion by the Substantial Completion Date and as a result of Subcontractor's conduct or delay, Onsite is assessed liquidated damages by Customer, Subcontractor shall be subject to a charge for liquidated damages of Two Hundred Fifty Dollars ($250) per day for each day that Substantial Completion exceeds the Substantial Completion Date. The parties agree that because the actual amount of damages Onsite would incur as a result of any failure of Subcontractor to achieve Substantial Completion by the Substantial Completion Date is difficult to calculate, the amount of liquidated damages set forth herein is reasonable and is not being imposed as a penalty.

SECTION 9. WORKMANSHIP. Every part of the Work shall be executed in accordance with the Contract Documents in a sound, workmanlike and substantial manner. All workmanship shall be of good quality and materials used shall be furnished in ample quantities to facilitate the proper and expeditious execution of the Work, and shall be reasonable for the applications.

SECTION 10. ASSIGNMENT OF CONTRACT. Subcontractor shall have the right, with the prior written consent of Onsite, which shall not be unreasonably withheld, and of Customer, if required under Onsite's agreement with Customer, to assign, transfer or sublet any portion or part of the Work required by this Agreement. Onsite may assign, transfer or grant a security interest in any of its rights under this Agreement without the prior written consent of Subcontractor, and may assign or transfer any of its obligations under this Agreement with the prior written consent of Subcontractor, which shall not be unreasonably withheld.

SECTION 11. INSURANCE. Subcontractor shall provide and maintain throughout the term of this Agreement, including any applicable warranty periods, Workers' Compensation, Commercial General Liability, Contractual Liability, Comprehensive Automobile Liability and Floaters Installation Insurance, with companies authorized to conduct business in the State of Kansas, at the following minimum limits:

     a. WORKERS' COMPENSATION AND EMPLOYER'S LIABILITY INSURANCE with a limit of $500,000 (or such higher limit as may be required by law) to provide for payment to Subcontractor's employees, and/or their dependents, employed on or in connection with the Work covered by this Agreement, of Workers' Compensation benefits in accordance with applicable laws.

     b. (i) COMMERCIAL GENERAL LIABILITY INSURANCE covering all operations, including completed operations and contractual liability, with the following limits: $1,000,000 per occurrence, $2,000,000 general aggregate and $2,000,000 completed operations aggregate; and (ii) EXCESS or UMBRELLA LIABILITY INSURANCE with the following limits: $2,000,000 per occurrence and $2,000,000 general aggregate.
     c. PRIMARY COMPREHENSIVE AUTOMOBILE PUBLIC LIABILITY INSURANCE covering owned, non-owned and hired automotive equipment used in connection with Subcontractor's operations, with a combined single limit for bodily injury or death and property damage of $500,000 per accident (unless coverage can be obtained at a limit of $1,000,000 per accident, and then at this higher limit).

     d. INSTALLATION FLOATER INSURANCE covering the equipment and materials being installed in the performance of the Work while such equipment and materials are in transit, at the job site or the Premises, and after installation pending Final Acceptance, in an amount equal to the cost to replace the equipment and materials with like kind and quality. This insurance shall be on an "all risk" basis including, but not limited to, the perils of fire, vandalism, malicious mischief and theft.

In the event any of the Work hereunder is contracted to subcontractors by Subcontractor, Subcontractor will require its subcontractors to carry and maintain the same insurance as specified above. Onsite and Customer shall be included as additional insureds on the liability insurance policy(ies) specified herein. The naming of Onsite and Customer as additional insureds shall not obligate Onsite or Customer to pay any premium on the policies. Such insurance shall be primary insurance and shall contain a Severability of Interest clause with respect to each insured. The "Other Insurance" clause of such policies shall be modified, if necessary, to specify that any separate insurance maintained in force by Onsite or Customer shall be considered excess insurance and shall not contribute with insurance extended by Subcontractor's and/or subcontractor's insurer(s) under this requirement.

Subcontractor shall, ten (10) days before commencing Work under this Agreement (unless otherwise agreed by Onsite), and prior to expiration of any policy of insurance specified herein, deliver to Onsite, Attention:
Audrey Nelson Stubenberg, Esq., two (2) originals of the Certificate(s) of Insurance completed by Subcontractor and its subcontractor's insurance carrier or agent certifying that minimum insurance coverage, as required above, is in effect and will not be canceled or changed until thirty (30) days after written notice is given to Onsite and Customer. Subcontractor shall immediately notify Onsite and Customer upon receipt of any cancellation notice.

SECTION 12.  ADDITIONAL REQUIREMENTS.   Subcontractor, any of its officers,
agents, employees or servants, further agrees:

          (1) to indemnify and hold to hold harmless, and hereby does indemnify and hold harmless, Onsite from any and all claims, suits, liability or patent rights arising in connection with this Agreement or the performance of the Work;

          (2) to pay promptly all valid bills and charges for material, labor or otherwise in connection with or arising out of this Agreement, and hereby indemnifies and holds harmless Onsite from and against all liens and claims for labor and material filed against the property or any part thereof, and from and against all expenses and liability in connection therewith, including but not limited to court costs and attorney's fees resulting or arising therefrom, by others than Subcontractor. Should Onsite receive notice of unpaid bills or charges in connection with the Work, Subcontractor shall forthwith pay and discharge the same and cause the same to be released of record, or shall furnish Onsite with proper indemnity, either by satisfactory corporate surety bond or satisfactory title policy; and

          (3) to obtain and pay for all permits, licenses and official inspections made necessary by this Work, unless otherwise agreed to by Onsite and Subcontractor, and to comply with all laws, ordinances and regulations bearing on the Work and the conduct thereof. Subcontractor represents and warrants that Subcontractor is a licensed contractor in good standing under the laws of the State of California and, if required, the jurisdiction in which the Project is located and agrees to furnish Onsite with a copy of Subcontractor's license upon execution of this Agreement. In addition, Subcontractor, a corporation, represents that Subcontractor
(i) is organized under or authorized to do business under the laws of the State of California; and (ii) is authorized to transact business under and in accordance with the laws of the state where the Project is located.

Additionally, Onsite agrees to indemnify and hold harmless, and hereby does indemnify and hold harmless, Subcontractor from and against any and all claims, suits or liability incurred by Subcontractor related to any claims or actions by a third party subcontractor against LTS arising out of Onsite's decision to subcontract the Work to Subcontractor and not to the other third party subcontractor.

SECTION 13.  GUARANTEES AND WARRANTIES.

     a. WORKMANSHIP AND MATERIALS. Subcontractor warrants and guarantees the Work performed, and materials utilized in the performance of the same, under this Agreement shall be free from material defects for a period of one (1) year from the date of Final Acceptance (or such longer period as may be provided by law). Subcontractor shall, within a reasonable amount of time after written notice thereof from Onsite and/or Customer, correct such defects to the reasonable satisfaction of Customer. For the benefit of Customer, Subcontractor shall obtain from all subcontractors a similar warranty and guaranty of workmanship.

     b. EQUIPMENT AND MATERIALS. For the benefit of Customer and Onsite, Subcontractor shall obtain from all vendors and manufacturers (as applicable) of equipment installed or materials used in the performance of the Work such warranties against defects and deficiencies in design, material and workmanship as are generally given in the trade to an owner or contractor; provided however, that Subcontractor is hereby authorized and obligated to obtain the customary services furnished in connection with such warranties and guarantees on behalf of Onsite during the Term of this Agreement. Subcontractor hereby assigns to Customer all of Subcontractor's interest, if any, in all such vendor and manufacturer warranties, and during the applicable warranty periods shall assist Onsite and/or Customer in the administration of said warranties.

SECTION 14. RELATIONSHIP; COMPENSATION AND TAXES. The parties expressly intend, agree and understand that Subcontractor is an independent contractor and an employing unit subject, as an employer, to all applicable Unemployment and Workers' Compensation statutes so as to relieve Subcontractor's employees as employees of Onsite for the purpose of keeping records, taking reports and payment of Unemployment and Workers' Compensation premiums or contributions. Subcontractor agrees to indemnify and hold Onsite and Customer harmless and reimburse Onsite for any expense or liability incurred under such statutes in connection with employees of Subcontractor.

Subcontractor further agrees with regard to (i) the production, purchase, sale, furnishing, delivery, pricing and use or consumption of materials, supplies and equipment; (ii) the hiring, tenure or conditions of employment of employees and their hours of work and rates of and the payment of their wages; and (iii) the keeping of records, collection and payment of federal, state and municipal taxes and contributions, that Subcontractor will keep and have available all necessary records and make all reports, returns, withholding deductions, collections and payments and otherwise do any and all things necessary so as to fully comply with all federal, state and municipal laws, ordinances and regulations insofar as they affect or involve Subcontractor's performance of this Agreement, all so as to fully relieve Onsite and a Customer from and to protect Onsite and Customer against any and all responsibility or liability therefore or in regard thereto. This Agreement does not constitute a hiring by either party, and Subcontractor is not an employee, partner or joint venturer of Onsite.

SECTION 15. HEALTH AND SAFETY PROVISION. Subcontractor shall perform the Work in accordance with the statutes, ordinances, rules and regulations of any and all federal, state, local, municipal or other agencies having jurisdiction over the Work and at the Project and in accordance with applicable health and safety regulations. Subcontractor hereby agrees to indemnify and hold harmless Onsite from and against any liability arising out of any violation of the above mentioned laws and regulations by Subcontractor, and/or Subcontractor's employees, agents or subcontractors.

SECTION 16. ACCEPTANCE OF FINAL PAYMENT CONSTITUTES RELEASE. The acceptance by Subcontractor of the Final Payment shall be and shall operate as a release to Onsite and Customer of all claims and all liability to Subcontractor for all things done or furnished in connection with the Work and for every act and neglect to Onsite, Customer and others relating or arising out of the Work.

SECTION 17.  TIME.  Time is of the essence in this Agreement.

SECTION 18. ARBITRATION. Any controversy or claim arising out of or relating to this Agreement, or any alleged breach thereof, will be settled by binding arbitration with such arbitration service as the parties may agree, and in the absence of such agreement, in accordance with the Commercial Rules of the American Arbitration Association, and judgment upon the award rendered by the Arbitrator(s) may be entered in any court having jurisdiction thereof. In no event will the arbitration of any controversy or the settlement thereof delay the performance of this Agreement. Arbitration hearings, unless the parties agree otherwise, will be held in the County of San Diego, California. The prevailing party will be reimbursed for any and all attorney's fees, costs and expenses, including those incurred in any arbitration hearing and including the arbitrator's fees, costs and expenses.

SECTION 19. NON-DISCRIMINATION. Subcontractor shall not discriminate against any employee or applicant for employment because of race, creed, color, sex, national origin or any other unlawful reason. Subcontractor shall take affirmative action to ensure that applicants are employed, and that employees are treated during employment, without regard to their race, creed, color, sex or national origin. Such action shall include, but not be limited to, the following: employment, upgrading, demotion or transfer; recruitment or recruitment advertising; layoff or termination; rates of pay or other forms of compensation; and selection for training, including apprenticeship.

SECTION 20. NOTICE. Any notices to be given under and pursuant to the terms of this Agreement shall be made by personal delivery, by a nationally recognized overnight carrier, or by registered or certified mail, postage prepaid, return receipt requested, and such notice shall be deemed given upon receipt if delivered personally or by overnight carrier, or forty-eight (48) hours after deposit in the United States mails as set forth herein. Any notice to Onsite shall be addressed as follows:

               Onsite Energy Corporation
               701 Palomar Airport Road, Suite 200
               Carlsbad, CA 92009
               Attention:  Richard T. Sperberg, President

Any notice to Subcontractor shall be addressed as follows:

               Lighting Technology Services, Inc.
               1715 East Wilshire Avenue, Suite 724
               Santa Ana, CA 92705
               Attention: Russell Wm. Royal, President

SECTION 21. EVENTS OF DEFAULT. Subcontractor shall be deemed to be in default of this Agreement (i) if Subcontractor shall at any time shall
(a) refuse or neglect to supply a sufficient number of properly skilled workmen or sufficient materials of the proper quality; (b) fail in any respect to execute the Work as described in this Agreement with promptness;
(c) cause by any action or omission the stoppage or delay of or interference with the Work or of the Work of any subcontractors; (d) fail in the performance of any of the covenants herein contained; or (ii) if Subcontractor be adjudged bankrupt or shall make a general assignment for the benefits of its creditors; or (iii) if a Receiver shall be appointed for Subcontractor or for its assets; or (iv) if Subcontractor shall become insolvent or become a debtor in reorganization, composition or arrangement proceedings, then in any such event, after serving a five (5) day written notice mailed or delivered to the last known address of Subcontractor of the existence of any of the foregoing causes, and unless the cause specified in such notice is cured within such five (5) days, Onsite, at its option, may provide either itself or through others, any such labor or materials to complete the Work and may deduct the cost thereof from any money then due, or hereafter to become due, to Subcontractor under this Agreement, provided, however, if the default is of a nature that is not curable in such five (5) day period and Subcontractor is diligently pursuing a cure, then the cure period shall be extended thirty (30) days. In any such event, after such notice and failure to cure such cause within five (5) day specified, Onsite, at its option, may terminate this Agreement and may enter on the premises and take possession, for the purpose of completing the Work, of all materials and equipment of Subcontractor which Subcontractor hereby assigns to Onsite, may employ other persons to complete the Work by whatever method Onsite may deem expedient, and may deduct the cost thereof from any money then due, or hereafter to become due, to Subcontractor under this Agreement. In the event the expense incurred by Onsite under this Section 21 after the termination of Subcontractor hereunder exceeds the Contract Price, such excess shall be paid by Subcontractor to Onsite.

SECTION 22. ENVIRONMENTAL REQUIREMENTS. Subcontractor recognizes that in connection with the performance of the Work or the Project, Onsite is not responsible for any work relating to (i) asbestos and materials containing asbestos; (ii) pollutants, hazardous wastes, hazardous materials, contaminants, including without limitation ballasts that may contain PCBs (collectively, clauses (i) and (ii), "Hazardous Materials"); and (iii) the storage, handling, use, transportation, treatment, disposal, discharge, leakage, detection, removal or containment thereof. The materials and activities listed in the foregoing sentence are referred to as "Excluded Materials and Activities." Subcontractor agrees that if performance of Work involves any Excluded Materials and Activities, Subcontractor will immediately notify Onsite and Customer in writing and will perform, or arrange for the performance of, such work directly with Customer and will bear the sole risk and responsibility therefore. Furthermore, in handling any of Customer's property, including without limitation Customer's ballasts that may contain PCBs, Onsite does not take title to any such property, nor does Onsite assume any responsibility for the transportation, handling or disposal of such property. Notwithstanding the foregoing, Subcontractor shall be solely responsible for the identification, removal and disposal of ballasts that may contain PCBs (subject to the provisions of EXHIBIT 1), and the recycling of fluorescent lamps, all in accordance with all federal, state and local laws, statutes and regulations applicable thereto, and shall furnish to Onsite written evidence of satisfactory disposal of the same. In furtherance of the foregoing, Subcontractor agrees to release, indemnify, defend and hold harmless Onsite and its consultants, partners, directors, officers, agents and employees of and from all costs, claims, damages and liability arising out of or relating to Excluded Materials and Activities, acts or omissions of Onsite or third parties relating thereto, or injury caused thereby, excepting only such costs, claims, or damages or liability as are the result of any willful misconduct of Onsite.

SECTION 23.  MISCELLANEOUS.

     a. ENTIRE AGREEMENT. This Agreement, together with any Exhibits or amendments hereto, represents the entire agreement between the parties as to the subject matter hereof. This Agreement shall be binding on and inure to the benefit of the heirs, successors and assigns of the respective parties.

     b. AMENDMENT. The provisions of this Agreement can be modified only by a writing that expressly states that modification of this Agreement is intended.

     c. WAIVER. No waiver of any provision of this Agreement shall constitute a waiver of any other provision, nor shall any waiver constitute a continuing waiver unless otherwise expressly provided hereunder or in a writing signed by the party against whom any such waiver is sought to be enforced.

     d. GOVERNING LAW. This Agreement shall be interpreted and enforced under the laws of the State of California.

     e. SEVERABILITY. Any provision of this Agreement prohibited by, or unlawful or unenforceable under, any applicable law or any jurisdiction shall be ineffective as to such jurisdiction without invalidating the remaining provisions of this Agreement.

     f. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     g. HEADINGS. Headings or captions of paragraphs or sections of this Agreement are for convenience of reference only and shall not be considered in the interpretation of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

ONSITE:                            SUBCONTRACTOR:

ONSITE ENERGY CORPORATION          LIGHTING TECHNOLOGY SERVICES,
                                   INC.


By: _____________________________  By:
       Richard T. Sperberg, President          Name:
                                          Title:

Date: __________, 1998             Date: __________, 1998

Attachments:

     Exhibit 1 - Scope of Work
     Exhibit 2 - Facilities List
     Exhibit 3 - General Decision No. KS970012, Wyandotte County, KS
     Exhibit 4 - Interim Certificate of Completion and Acceptance
     Exhibit 5 - Form of Contract Change Order


Mf\work\onsite\filings\10q exhibit 10.89\<<Date>>